Exhibit 99.1

Ra Medical Systems Reports Third Quarter 2019 Financial Results

CARLSBAD, Calif. (November 29, 2019) – Ra Medical Systems, Inc. (NYSE: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases, reports financial results for the three and nine months ended September 30, 2019.

Recent Operational Highlights

•	Launched the new Pharos, Optimized dermatology laser (July 2019), which delivers extended peak performance and faster treatment times.
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Announced the publication of a case report in Endovascular Today (August 2019) by Rajesh M. Dave, MD, in which a complex clinical challenge of isolated popliteal artery disease was successfully tackled with excimer laser photoablation and percutaneous balloon angioplasty.

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Announced the publication of a case report in Endovascular Today (September 2019) by Mubashar Choudry, MD, FACC, Rashid A Chotani, MD, MPH, FRCPH, James Rothstein, MD, and Amit Kumar Rajvanshi, MD entitled “Severe Common Femoral Artery Disease and Failed Femoropopliteal Artery Graft: Amputation avoided through use of DABRA excimer laser in an OBL setting.”

Third Quarter Financial Highlights

Net revenue for the third quarter of 2019 was $1.9 million, which consisted of product sales of $1.1 million and service and other revenue of $0.8 million. This compares with net revenue of $2.1 million for the third quarter of 2018, which consisted of product sales of $1.3 million and service and other revenue of $0.8 million.

Net revenue from the vascular segment for the third quarter of 2019 was $0.2 million, compared with $0.8 million for the third quarter of 2018.  Net revenue from the dermatology segment for the third quarter of 2019 was $1.7 million, compared with $1.3 million for the third quarter of 2018.

Total cost of revenue for the third quarter of 2019 was $2.4 million, compared with $1.3 million for the third quarter of 2018.

Selling, general and administrative expenses for the third quarter of 2019 were $15.9 million, which included $6.6 million in stock-based compensation expense compared with $5.4 million for the third quarter of 2018, which included $1.4 million in stock-based compensation expense. Research and development expenses for the third quarter of 2019 were $1.2 million, which included $0.3 million in stock-based compensation expense, compared with $0.2 million for the third quarter in 2018, which included $0.1 million in stock-based compensation expense.

The net loss for the third quarter of 2019 was $17.4 million, or $1.30 per share, compared with a net loss for the third quarter of 2018 of $4.8 million, or $0.59 per share.

Adjusted EBITDA for the third quarter of 2019 was negative $9.9 million, compared with adjusted EBITDA of negative $3.1 million for the third quarter of 2018. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation and amortization expense, interest income, interest expense, income taxes and stock-based compensation expense. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

Ra Medical reported cash, cash equivalents and short-term investments of $40.5 million as of September 30, 2019.

Nine Months Financial Highlights

Net revenue for the first nine months of 2019 was $5.8 million, which consisted of product sales of $3.3 million and service and other revenue of $2.5 million. This compares with net revenue of $4.3 million for the first nine months of 2018, which consisted of product sales of $2.0 million and service and other revenue of $2.3 million.

Net revenue from the vascular segment for the first nine months of 2019 was $1.1 million, compared with $1.0 million for the first nine months of 2018.  Net revenue from the dermatology segment for the first nine months of 2019 was $4.7 million, compared with $3.3 million for the first nine months of 2018.

Total cost of revenue for the first nine months of 2019 was $7.1 million, compared with $3.0 million for the first nine months of 2018.

Selling, general and administrative expenses for the first nine months of 2019 were $42.9 million, which included $19.3 million in stock-based compensation expense compared with $15.6 million for the first nine months of 2018, which included $5.3 million in stock-based compensation expense. Research and development expenses for the first nine months of 2019 were $3.7 million, which included $1.4 million in stock-based compensation expense, compared with $1.5 million for the first nine months of 2018, which included $1.0 million in stock-based compensation expense.

The net loss for the first nine months of 2019 was $47.2 million, or $3.63 per share, compared with a net loss for the first nine months of 2018 of $15.9 million, or $1.97 per share.

Adjusted EBITDA for the first nine months of 2019 was negative $24.4 million, compared with adjusted EBITDA of negative $8.8 million for the first nine months of 2018. Adjusted EBITDA is a non-GAAP measure presented as net loss before depreciation and amortization expense, interest income, interest expense, income taxes and stock-based compensation expense. For additional information regarding the non-GAAP financial measures discussed in this news release, please see "Non-GAAP Reconciliations" below.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA laser system and single-use DABRA catheter received FDA 510(k) clearance in the U.S. as a device for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis, and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, California. The vertically integrated facility is ISO 13485 certified and is licensed by the state of California to manufacture sterile, single-use catheters in controlled environments.

Non-GAAP Financial Measures

Ra Medical has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and nine month periods ended September 30, 2019 and 2018. EBITDA and Adjusted EBITDA are performance measures that provide supplemental information management believes is useful to analysts and investors to evaluate Ra Medical’s ongoing results of operations, when considered alongside other GAAP measures. These measures are intended to aid investors in better understanding Ra Medical’s current financial performance and prospects for the future as seen through management. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Management believes that these non-GAAP financial measures facilitate comparisons with Ra Medical’s historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Ra Medical encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. Ra Medical defines EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense and income tax expense.  Ra Medical defines Adjusted EBITDA as our GAAP net loss as adjusted to exclude depreciation and amortization, interest income, interest expense, income tax expense and stock-based compensation.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Ra Medical’s business strategy. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing , manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA and Pharos and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement , patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Ra Medical’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 to be filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Jeffrey Kraws

President, Ra Medical Systems

760-707-7516

jkraws@ramed.com

Investors and Media:

LHA Investor Relations

Jody Cain / Kevin McCabe

310-691-7100

jcain@lhai.com / kmccabe@lhai.com

Ra Medical Systems, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$14,512	$64,315
Short-term investments	25,964	—
Accounts receivable, net	1,296	1,320
Inventories	2,572	2,097
Prepaid expenses and other current assets	1,108	1,501
Total current assets	45,452	69,233
Property and equipment, net	5,418	4,757
Operating lease right-of-use-assets	2,919	—
Other non-current assets	213	45
TOTAL ASSETS	$54,002	$74,035
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,004	$1,125
Accrued expenses	4,386	2,809
Current portion of deferred revenue	1,917	1,723
Current portion of equipment financing	366	293
Current portion of operating lease liabilities	309	—
Total current liabilities	7,982	5,950
Deferred revenue	1,161	767
Equipment financing	417	557
Operating lease liabilities	2,701	—
Other liabilities	—	56
Total liabilities	12,261	7,330
Total stockholders’ equity	41,741	66,705

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,002	$74,035

Ra Medical Systems, Inc.

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue
Product sales	$1,078	$1,248	$3,256	$1,958
Service and other	830	816	2,553	2,311
Total net revenue	1,908	2,064	5,809	4,269
Cost of revenue
Product sales	1,518	886	4,848	1,875
Service and other	907	394	2,252	1,131
Total cost of revenue	2,425	1,280	7,100	3,006
Gross (loss) profit	(517)	784	(1,291)	1,263
Operating expenses
Selling, general and administrative	15,889	5,366	42,907	15,621
Research and development	1,182	224	3,692	1,532
Total operating expenses	17,071	5,590	46,599	17,153
Operating loss	(17,588)	(4,806)	(47,890)	(15,890)
Other income (expense), net	173	(1)	684	(2)
Loss before income tax expense	(17,415)	(4,807)	(47,206)	(15,892)
Income tax expense	3	—	8	3
Net loss	$(17,418)	$(4,807)	$(47,214)	$(15,895)
Basic and diluted net loss per share	$(1.30)	$(0.59)	$(3.63)	$(1.97)
Basic and diluted weighted average common shares outstanding	13,370	8,204	13,023	8,081

Ra Medical Systems, Inc.

Non-GAAP Reconciliations

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Statement of Operations Data:
Net loss	$(17,418)	$(4,707)	$(47,214)	$(15,895)
Depreciation and amortization	460	157	1,291	388
Interest income	(245)	—	(870)	—
Interest expense	72	1	186	2
Income tax expense	3	—	8	3
EBITDA	(17,128)	(4,649)	(46,599)	(15,502)
Stock-based compensation	7,277	1,510	22,154	6,714
Adjusted EBITDA	$(9,851)	$(3,139)	$(24,445)	$(8,788)

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